UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 29, 2010
Date of Report (Date of earliest event reported)

Sebring Software, Inc.
(Exact name of registrant as specified in its charter)

Nevada	4822	26-0319491
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

1400 Cattlemen Rd, suite 1400, Sarasota, Florida 34232
 (Address of Principal Executive Offices)   (Zip Code)

941-377-0715
Registrant’s telephone number, including area code

 (Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Prior to the execution of the Exchange and Reorganization Agreement between the Company and Sebring Software, LLC, our fiscal year end was August 31.  As a result of the Exchange and Reorganization Agreement and following the interpretive guidelines of the Commission, on December 29, 2010 our Board of Directors elected to change our year end to December 31, to match the year end of Sebring Software, LLC.  As a result of the interpretive guidelines of the Commission mentioned above, no transition report is required in connection with such change in fiscal year end.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2010

Sebring Software, Inc.

/s/ Leif Andersen
Sebring Software, Inc.
Chief Executive Officer and Director